UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

123 Saginaw Drive Redwood City, CA 94063

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 19, 2017, Heron Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Cowen and Company, LLC and Leerink Partners LLC, as representatives of the several underwriters (the “Underwriters”), pursuant to which the Company (i) agreed to issue and sell an aggregate of 12,300,000 shares of its common stock (the “Shares”) to the Underwriters and (ii) granted the Underwriters an option for 30 days to purchase up to an additional 1,845,000 shares that may be sold upon the exercise of such option by the Underwriters (the “Offering”). The Shares were sold at a public offering price of $12.20 per share, and were purchased by the Underwriters from us at a price of $11.468 per share. Tang Capital Partners, LP (“TCP”), an affiliate of Kevin Tang, the Chairman of our Board of Directors, agreed to purchase 2,459,016 shares of our common stock in the Offering at the public offering price. The Underwriters did not receive any underwriting discounts or commissions with respect to the sale of shares to TCP.

We estimate that net proceeds we will receive from the Offering, excluding the proceeds from the additional 1,845,000 shares that may be purchased by the Underwriters following the exercise of their option, will be approximately $142.6 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by us.

The Offering was made pursuant to the Company’s automatically effective registration statement on Form S-3 (Registration No. 333-212784), which was previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering closed on January 24, 2017. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Waiver

On January 18, 2017, the Company and TCP executed a waiver (the “Waiver”) pursuant to which TCP waived: (i) the Company’s obligation under the Securities Purchase Agreement, dated April 24, 2011, among the Company, TCP and certain other investors to maintain a sufficient number of authorized shares of the Company’s common stock to permit the conversion of TCP’s outstanding principal and interest under the Company’s Senior Convertible Notes due 2021 (the “Convertible Notes”) to the Company’s common stock; and (ii) its right to convert the Convertible Notes for the duration of the Waiver. The Waiver will remain effective until the earliest to occur of: (i) the date the Company is required to issue a change of control notice pursuant to the Convertible Notes; (ii) the Company’s stockholders approving an increase of the number of authorized shares of the Company’s common stock; and (iii) July 18, 2017. If, upon the expiration of the Waiver, TCP seeks to convert part or all of the Convertible Notes and the Company does not have a sufficient number of authorized shares of its common stock to permit the conversion of the portion of the Convertible Notes being converted, then the Company will be obligated to make a cash payment to TCP equal to the value of the underlying shares of common stock that it is unable to deliver on conversion, based on the price of the Company’s common stock at such time.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to such agreement. A copy of the Waiver is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s contractual payment obligations pursuant to the Waiver are described in Item 1.01 of this Form 8-K report, which description is incorporated into this Item 2.03 by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 19, 2017, among Heron Therapeutics, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Cowen and Company, LLC and Leerink Partners LLC, as representatives of the several underwriters named therein

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Waiver, dated January 18, 2017, between Heron Therapeutics, Inc. and Tang Capital Partners, LP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

*        *        *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: January 24, 2017	/s/ David L. Szekeres
David L. Szekeres
Senior Vice President, General Counsel, Business Development & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 19, 2017, among Heron Therapeutics, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Cowen and Company, LLC and Leerink Partners LLC, as representatives of the several underwriters named therein

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Waiver, dated January 18, 2017, between Heron Therapeutics, Inc. and Tang Capital Partners, LP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)